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                          Securities and Exchange Commission

                                Washington, D.C.  20549
                                        Form 8-K

                                   Current Report
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)    December 16, 1996



                             SCRIPTEL HOLDING, INC.
                 (Exact name of registrant as specified in its charter)

  Delaware                        0-20938                         31-1069865
(State or other jurisdiction    ( Commission                  ( IRS Employer
  of incorporation)              file number)              Identification No.)


4153 Arlingate Plaza        Columbus, OH         43228
( Address of principal executive offices)

                                (614) 276-8402
                         (Registrant's telephone number,
                               including area code)

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Item 9.  Sales Of Equity Securities Pursuant To Regulation S

A. On December 16, 1996, the Company issued a $90,000 convertible debenture, after receipt of cash in that amount, under the provisions of Regulation S promulgated by the Securities and Exchange Commission ("Regulation S"). The investor is a foreign company. Alexander, Wescott & Co., Inc. ("Wescott") was the placement agent for the debentures, and received a cash commission of $5,400. At Wescott's direction, the Company also paid a cash commission of $7,200 to Steve Chamberlin, an individual residing in Australia. Under agreement with Wescott, the debenture's conversion price is 60% of the market price of the stock, as defined, on the date of conversion.


B. The closing market bid price of the Company's common stock on December 16, 1996 was $0.19 per share.

Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


December 18, 1996
Scriptel Holding, Inc.
(Registrant)


By:   /s/ Frederick A. Niebauer
          Frederick A. Niebauer
          Treasurer  (principal financial and accounting officer)